Exhibit 10.2

REVOLVING CREDIT NOTE

$7,500,000
November 22, 2011
Baltimore, Maryland

FOR VALUE RECEIVED, GSE SYSTEMS, INC., GSE ENVISION INC., and GSE POWER SYSTEMS, INC. (each a “Borrower” and collectively, the “Borrowers”) jointly and severally promise to pay on November 1, 2013 (the “Revolving Credit Expiration Date”), as the same may be extended from time to time pursuant to the terms of the Loan Agreement (as hereafter defined), or on demand to the extent required herein, to the order of SUSQUEHANNA BANK (the “Bank”), the aggregate unpaid principal amount of all Revolving Loans outstanding on the Revolving Credit Expiration Date and made by the Bank to the Borrowers pursuant to the provisions of a certain Master Loan and Security Agreement dated of even date herewith between the Borrowers and the Bank (which Master Loan and Security Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified, is herein called the “Loan Agreement”).  All capitalized terms used in this Revolving Credit Note (the “Note”), unless specifically herein defined, shall have the same meanings ascribed to such terms in the Loan Agreement.  The term “Principal Amount” means, as of any date, the aggregate unpaid principal amount of all Revolving Loans advanced pursuant to the provisions of the Loan Agreement and outstanding on such date.  The fact that there may be no Revolving Loans outstanding at any particular time shall not affect the continuing validity of this Note.

Notwithstanding any provision in the Financing Documents to the contrary and notwithstanding the fact that the Revolving Credit Expiration Date has not occurred, (i) if any Letter of Credit is drawn upon, then the portion of the Principal Amount advanced by the Bank under such Letter of Credit shall become immediately due and payable upon demand from the Bank and (ii) if the Bank shall be subject to any Swap Exposure, then the amount of the Swap Exposure shall become immediately due and payable by the Borrowers on a joint and several basis upon demand from the Bank.  This Note evidences the Borrowers' joint and several obligations to repay Revolving Loan advances as well as any drawn upon amounts advanced by the Bank under any Letters of Credit (as such terms are defined in the Loan Agreement).  With respect to any Letters of Credit issued by or on behalf of the Bank, no interest shall accrue hereunder unless and until there is a draw on such Letters of Credit.

Additionally, there shall accrue and the Borrowers jointly and severally promise to pay to the order of the Bank interest on the Principal Amount (calculated on a daily basis) from time to time outstanding at all times during which an Event of Default does not exist from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension or otherwise) at a floating and fluctuating per annum rate of interest equal at all times to the greater of (i) four and one-half percent (4.50%) or (ii) the Prime Rate (as hereinafter defined) in effect from time to time.  Interest accrued on the Principal Amount at all times during which an Event of Default does not exist from the date hereof until the maturity of this Note (whether by acceleration, declaration, extension or otherwise) shall be paid by the Borrowers to the Bank monthly on or before the first day of each month commencing on December 1, 2011 and continuing on the first day of each month thereafter until the maturity of this Note (whether by acceleration, declaration, extension or otherwise), at which time all unpaid interest accrued through the date of such maturity shall be jointly and severally due and payable in full by the Borrowers to the Bank.

The Bank is hereby authorized to automatically debit the Borrowers’ operating account on each payment due date in an amount equal to the payment then due.

Notwithstanding the entry of any decree, order, judgment or other judicial action under, pursuant to, in connection with, or otherwise concerning this Note, the Loan Agreement or any of the other Financing Documents, upon the occurrence of an Event of Default and/or after the maturity of this Note (whether by acceleration, declaration, extension or otherwise), the Borrowers jointly and severally promise to pay to the Bank whenever demanded by the Bank interest on the Principal Amount and all other amounts then and thereafter due and payable hereunder at a floating and fluctuating per annum rate of interest equal at all times to the Prime Rate in effect from time to time, plus two percent (2.00%) per annum, from the date of such Event of  Default for so long as such Event of Default continues, or, from the date of such maturity until payment in full of the Principal Amount, all accrued and unpaid interest thereon and any and all such other amounts due and payable hereunder; such accrued interest shall be due and payable upon demand by the Bank.  The term “Prime Rate” as used herein means the per annum rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.”  The Prime Rate does not necessarily represent the lowest rate of interest charged by the Bank to borrowers.  Each time the Prime Rate shall change, the rate of interest on the unpaid balance of the Principal Amount of this Note shall change immediately and contemporaneously with each such change of the Prime Rate.

Interest shall be computed on the basis of a 360 day-year and the actual number of days elapsed.  Where applicable, the interest rate on all amounts on which interest is calculated with respect to the Prime Rate shall change immediately and contemporaneously with each change of the Prime Rate.

If the Bank is now or hereafter becomes subject to any reserve, special deposit, insurance premium, capital adequacy or similar requirement against assets of, deposits with, or for the account of, or credit extended by, the Bank, or any other condition is imposed upon the Bank, which imposes a cost upon the Bank, and the result, in the determination of the Bank, is to increase, directly or indirectly, the cost to the Bank of making the Revolving Loans to the Borrower, to reduce the amount of any sum received or receivable by the Bank under this Note, or to reduce the Bank’s rate of return on its capital, there shall be due, and the Borrower will pay to the Bank upon demand, such amount in respect of such increased cost or reduction as the Bank may determine to be the additional amount required to compensate the Bank for such increased cost or reduction.  In determining such additional amounts, the Bank may make such estimates, assumptions, allocations and the like which the Bank in good faith determines to be appropriate, but the Bank’s selection thereof and the Bank's determinations based thereon shall be final and binding and conclusive upon the Borrower.

If the Borrower fails to make any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Note, within fifteen (15) days of the date due and payable, there shall be due and the Borrower shall pay to the Bank a late charge (each a “Late Charge”) equal to five percent (5%) of the amount of such payment.  Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment.  Late Charges are imposed for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Bank may employ upon the occurrence of an Event of Default.

Partial prepayments of this Note shall be applied first to Enforcement Costs and Late Charges (if any), then to accrued and unpaid interest on the Principal Amount of this Note, and then to the Principal Amount.

The Bank shall open and maintain on its books in the ordinary course of its business the Revolving Loan Ledger described in the Loan Agreement.  Except in the case of manifest error, the Revolving Loan Ledger shall be conclusive and binding on the Borrowers as to amounts due by the Borrowers to the Bank under the provisions of this Note.

If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate of interest as herein provided during such extension.

This Note is the “Revolving Credit Note” issued pursuant to the provisions of the Loan Agreement.  The joint and several obligations of the Borrowers evidenced by this Note are a part of the Obligations referred to in the Loan Agreement.  The Bank is entitled to the benefits of the Loan Agreement, the other Financing Documents and the Collateral referred to therein.

Upon the occurrence of a Bankruptcy Event of Default or a Receivership Event of Default, the unpaid balance of the Principal Amount, together with interest accrued and unpaid thereon, shall immediately and automatically become due and jointly and severally payable by the Borrowers to the Bank.  Upon the occurrence of any other Event of Default under the Loan Agreement, the Bank or any other holder of this Note may, at its option, accelerate the maturity of this Note and declare the unpaid balance of the Principal Amount of this Note then outstanding together with interest accrued and unpaid thereon to be immediately due and payable, then and in that event the entire balance of the Principal Amount of this Note then outstanding together with interest accrued and unpaid thereon shall be immediately due and jointly and severally payable by the Borrowers to the Bank.  Each of the Borrowers waive diligence, presentment, demand, protest and notice of any kind except for any notice expressly provided for herein.

All payments and prepayments of the Principal Amount, interest thereon and any other amounts payable hereunder shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Bank at the Bank’s office at 307 International Circle, Suite 600, Hunt Valley, Maryland 21030-1376 or at such other place as the Bank or any other holder of this Note may at any time or from time to time designate in writing to the Borrowers.

If this Note is forwarded to an attorney for collection, the Borrowers shall jointly and severally pay to the Bank on demand all costs and expenses of collection and in preserving or disposing of any collateral given as security for this Note including attorney's fees.

EACH OF THE BORROWERS HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY THE BANK OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR IT IN ANY COURT OF RECORD AFTER AN EVENT OF DEFAULT UNDER THIS NOTE, AND CONFESS JUDGMENT AGAINST IT WITHOUT PRIOR HEARING, IN FAVOR OF THE BANK FOR AND IN THE AMOUNT OF THE PRINCIPAL AMOUNT OF THIS NOTE THEN OUTSTANDING PLUS INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS THEN DUE AND PAYABLE HEREUNDER, COSTS OF SUIT AND ATTORNEY’S FEES IN AN AMOUNT EQUAL TO FIFTEEN PERCENT (15%) OF THE PRINCIPAL AMOUNT THEN OUTSTANDING.  IN CONNECTION THEREWITH, EACH BORROWER HEREBY RELEASES, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND ALL OTHER RIGHTS TO WHICH IT MAY OTHERWISE BE ENTITLED UNDER APPLICABLE LAWS NOW IN FORCE AND WHICH MAY HEREAFTER BE ENACTED.  THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST ANY ONE OR MORE OF THE BORROWERS SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO.  SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE BANK SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE A SUFFICIENT WARRANT.

Notwithstanding the provisions of the immediately preceding paragraph, the Bank agrees that in enforcing any judgment by confession obtained against any Borrower in connection with this Note, the Bank shall not retain, solely with respect to attorney’s fees incurred by the Bank in connection with this Note, any amounts in excess of the actual amount of attorney's fees reasonably charged or billed to the Bank at such attorney's normal rates.

The rights and remedies of the Bank or any other holder hereof under this Note, the Loan Agreement and the other Financing Documents shall be cumulative and concurrent and may be pursued and exercised singularly, successively or concurrently at the sole discretion of the Bank or any other holder hereof and may be exercised as often as the Bank or any other holder hereof shall deem necessary or desirable, and the nonexercise by the Bank or any other holder hereof of any such rights and remedies in any particular instance shall not in any way constitute a waiver or release thereof in that or any subsequent instance.  The validity, illegality or unenforcability of any provision of this Note shall not affect the validity, legality or enforceability of any of the other provisions of this Note, which shall remain effective.

This Note may not be amended or modified except by agreement in writing signed by the Borrowers and the Bank.  Time is of the essence with respect to all of the Borrowers’ obligations under this Note.  This Note shall be binding upon the Borrowers and their respective successors and assigns (except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without prior written consent of the Bank, which consent the Bank may grant or withhold in its sole and absolute discretion) and shall inure to the benefit of the Bank and its successors and assigns.

Each of the Borrowers and the Bank (by its acceptance of this Note) hereby voluntarily and intentionally waive any right they may have to a trial by jury in any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Note, the Loan Agreement or any of the other Financing Documents.  This waiver is knowingly, willingly and voluntarily made by each Borrower and each Borrower hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver and each Borrower further represents and warrants that it has been represented in the signing of this Note and in the making of this waiver by independent legal counsel.

The Borrowers hereby stipulate and warrant that the Revolving Loans evidenced hereby constitute a Commercial Loan within the meaning of Title 12 of Commercial Law Article of the Annotated Code of Maryland and that all proceeds of the Revolving Loans will be used solely to acquire or carry on a business or commercial enterprises, as those terms are used therein.

This Note shall be governed and construed under the laws of the State of Maryland, without giving effect to any choice of law rules or provisions (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland, and each Borrower hereby irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or judicial proceeding brought to enforce or construe this Note or arising out of or relating to this Note.

Each of the Borrowers shall be jointly and severally liable for the obligations and liabilities of the Borrowers under this Note.  The Bank may, without notice to or consent of any of the Borrowers and with or without consideration, release, discharge, compromise or settle with, waive, grant indulgences to, proceed against or otherwise deal with, any of the Borrowers and any collateral given by such Borrower without in any way affecting, limiting, modifying, discharging or releasing any of the obligations and liabilities under this Note or the other Financing Documents of the other Borrower.  Each Borrower consents and agrees that (a) the Bank shall be under no obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the obligations and liabilities of such Borrower under this Note or any of the other Financing Documents, (b) any rights such Borrower may have against any other Borrower for contribution, exoneration from payment or otherwise, in respect of any amounts paid by such Borrower hereunder or which continue to be owing hereunder, shall be postponed until the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding and (c) the Bank may enforce and collect the obligations and liabilities of such Borrower hereunder or under the other Financing Documents irrespective of any attempt, pursuit, enforcement or exhaustion of any rights and remedies the Bank may at any time have to collect the obligations and liabilities hereunder or under the other Financing Documents of any other Borrower.

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IN WITNESS WHEREOF, intending to be legally bound hereby, each of the Borrowers has caused this Note to be executed in its respective name under its respective seal and on its behalf by its respective duly authorized officer as of the day and year first written above, with the intention that it constitute an instrument under seal.

WITNESS:	GSE SYSTEMS, INC.
_______________________________	By: ___________________________(SEAL) Name: James Eberle Title: Chief Executive Officer
WITNESS:	GSE ENVISION INC.
_______________________________	By: ___________________________(SEAL) Name: Jeffery G. Hough Title: Senior Vice President
WITNESS:	GSE POWER SYSTEMS, INC.
_______________________________	By: ___________________________(SEAL) Name: James Eberle Title: Chief Executive Officer